Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with NanoVibronix’s consolidated financial statements and related notes beginning on page F-1 of this prospectus and ENvue’s consolidated financial statements and related notes beginning on page F-34 of this prospectus. In addition, please see the section entitled “Risk Factors - The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this joint proxy and consent solicitation statement/prospectus” for discussion of risks associated with the unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the proposed merger had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed transaction.

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with NanoVibronix’s consolidated financial statements and related notes beginning on page F-1 of this prospectus and ENvue’s consolidated financial statements and related notes beginning on page F-34 of this prospectus.

On February 14, 2025, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 14, 2025 (the “Merger Agreement”), by and among the Company, NVEH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NVEH Merger Sub I, Inc. (“First Merger Sub”), NVEH Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”), and ENvue Medical Holdings, Corp. (“Predecessor ENvue”), the Company and Predecessor ENvue effected (i) a merger of First Merger Sub with and into Predecessor ENvue, with the First Merger Sub ceasing to exist and Predecessor ENvue becoming a wholly-owned subsidiary the Company and (ii) the merger of Predecessor ENvue with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving entity of the Second Merger (“Surviving Entity”). At the effective time of the Second Merger, the certificate of formation of the Surviving Entity was amended and restated to, among other things, to change the name of the Surviving Entity to “ENvue Medical Holdings LLC.” In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Preferred Stock in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Preferred Stock.

The Merger was consummated and completed on February 14, 2025.

After giving effect to the Merger, pursuant to the terms and conditions of the Merger Agreement: (i) the holders of the outstanding equity of Predecessor ENvue immediately prior to the effective time of the First Merger (“First Effective Time”) own 19.9% of the common stock of the Company and 85.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval will allow the Series X Preferred Stock to convert to common stock of the Company which may result in the holders of Predecessor ENvue to own 85% of the common stock of the Company, and (ii) the holders of our outstanding equity immediately prior to the First Effective Time own 80.1% of the common stock of the Company and 15.0% of the outstanding equity of the Company (assuming the Series X Preferred Stock is converting at a ratio of 1,000:1) immediately following the First Effective Time, which following stockholder approval which will allow the Series X Preferred Stock to convert to common stock of the Company which may result in our holders owning 15% of common stock of the Company.

Series X Non-Voting Convertible Preferred Stock

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $0.6063. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value of each share of Series X Preferred Stock, initially valued at $606.3756, divided by the conversion price which provides an implied Conversion Ratio of 1,000 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Stockholder Approval” and such date the stockholder approval is effective, the “Stockholder Approval Date”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had NanoVibronix and Predecessor ENvue been a combined company during the specified period.

The unaudited pro forma adjustments represent the Company’s best estimates and are based upon available information and upon certain assumptions that the Company believes are reasonable, as described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements include: (1) the elimination of Predecessor ENvue’s ordinary shares (2) the issuance of the Debenture in the aggregate principal amount of $500,000 to Alpha Capital Anstalt, and (3) the issuance of (i) 1,734,995 shares of common stock and (ii) 57,720 shares of Series Preferred Stock for 100% of ENvue.

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NanoVibronix, Inc. & ENvue Medical Holdings, Corp. (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD.) Pro Forma 2024 Financial Information

Consolidated Balance Sheets

As of September 30, 2024

(Amounts in thousands except share and per share data)

	NanoVibronix Inc.	ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments NanoVibronix Inc.		Pro Forma Combined 2024

ASSETS:
Current assets:
Cash and cash equivalents	$1,305	$-	$133	$500	(A)	$1,938
Restricted cash	-	-	30	-		30
Trade receivables, net	580	-	30	-		610
Other accounts receivable and prepaid expenses	242	-	332	-		574
Inventory	2,250	-	326	-		2,576
Total current assets	4,377	-	851	500		5,728

Non-current assets:
Fixed assets, net	9	-	131	-		140
Right of use assets	-	-	46	-		46
Goodwill	-	-	279	39,440	(B)	39,719
Intangible assets, net	-	-	1,145	-		1,145
Severance pay fund	170	-	-	-		170
Operating lease right-of-use assets, net	126	-	-	-		126
Total non-current assets	305	-	1,601	39,440		41,346
Total assets	4,682	-	2,452	39,940		47,074

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Trade payables	25	-	140			165
Other accounts payable and accrued expenses	2,420	-	685	2,065	(C)(D)	5,170
Deferred licensing income - current	27	-	-	-		27
Operating lease liabilities - current	49	-	43	-		92
Short-term loans	-	-	1,017	-		1,017
Convertible loan	-	-	-	500	(A)	500
Total current liabilities	2,521	-	1,885	2,565		6,971

Non-current liabilities:
Accrued severance pay	212	-	-	-		212
Operating lease liabilities, non-current	77	-	7	-		84
Total liabilities	2,810	-	1,892	2,565		7,267

Commitments and contingencies (Note 9)

Stockholders’ equity:
Series C Preferred stock of $0.001 par value - Authorized: 5,500,000 shares at September 30, 2024; Issued and outstanding: None at December 31, 2023 September 30, 2024	-	-	-	-		-

Series D Preferred stock of $0.001 par value - Authorized: 506 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Series E Preferred stock of $0.001 par value - Authorized: 1,999,494 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Series F Preferred stock of $0.01 par value - Authorized: 40,000 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Series X Preferred stock of $0.001 par value - Authorized: 57,720 shares at September 30, 2024; Issued and outstanding: None at September 30, 2024	-	-	-	5	(B)	5

Common stock of $0.001 par value - Authorized: 40,000,000 shares at September 30, 2024, respectively; Issued and outstanding: 2,784,353 at September 30, 2024, respectively	3	-	-	2	(B)	5

Successor Common shares, $0.0001 value - Authorized: 1,500,000 shares at September 30, 2024; Issued and outstanding 1,500,000 shares at September 30, 2024; Predecessor Ordinary shares of NIS 0.01 par value - Authorized: 10,000,000 shares at December 31, 2023; Issued and outstanding: None at September 30, 2024	-	-	-	-		-

Additional paid in capital	70,314	-	1,490	38,298	(B)(D)	110,102
Accumulated other comprehensive income	(75)	-	-	-		(75)
Accumulated deficit	(68,370)	-	(930)	(930)	(C)	(70,230)

Total stockholders’ equity	1,872	-	560	37,375		39,807
Total liabilities and stockholders’ equity	$4,682	$-	$2,452	$39,940		$47,074

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

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NanoVibronix, Inc. & ENvue Medical Holdings, Corp. (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD.) Pro Forma 2024 Financial Information

Condensed Consolidated Statements of Operations (Unaudited)

For the Nine Months Ended September 30, 2024

(Amounts in thousands except share and per share data)

NanoVibronix Inc.	ENvue Medical Holdings, Corp. Predecessor	ENvue Medical Holdings, Corp. Successor	Pro Forma Adjustments ENvue Medical Holdings, Corp.	Pro Forma Adjustments NanoVibronix Inc.	Pro Forma Combined

Revenues	$2,114	$244	$170	$-	$-	$2,528
Cost of revenues	889	153	166	-	-	1,208
Gross profit (loss)	1,225	91	4	-	-	1,320

Operating expenses:
Research and development	557	280	216	-	-	1,053
Selling and marketing	545	314	320	-	-	1,179
General and administrative	2,335	890	326	650	280	(D)	4,481

Total operating expenses	3,437	1,484	862	650	280	6,713

Loss from operations	(2,212)	(1,393)	(858)	(650)	(280)	(5,393)

Interest expense	(101)	-	-	-	-	(101)

Financial income (expense), net	53	337	(67)	-	-	323
Reorganization items, net	-	(4,358)	-	-	-	(4,358)

Loss before taxes on income	(2,260)	(5,414)	(925)	(650)	(280)	(9,529)

Income tax benefit / (expense)	(14)	(1)	(5)	-	-	(20)

Net loss	(2,274)	(5,415)	(930)	(650)	(280)	(9,549)
Accrued dividends on Series X Convertible Preferred Stock	-	-	-	-	(1,351)	(1,351)
Net loss attributable to common shareholders	$(2,274)	$(5,415)	$(930)	$(650)	$(1,631)	$(10,900)
Basic and diluted net loss available for holders of common stock	$(0.83)	$(1.99)	$(0.34)	$-	$-	$(4.05)

Weighted average common shares outstanding:
Basic and diluted	2,712,836	2,712,836	2,712,836	-	-	2,712,836

Comprehensive loss:
Net loss available to common stockholders	$(2,274)	$(5,415)	$(930)	$(650)	$(1,631)	(10,900)
Change in foreign currency translation adjustments	(12)	-	-	-	-	(12)
Less income tax effect	4	-	-	-	-	4
Comprehensive loss available to common stockholders	$(2,282)	$(5,415)	$(930)	$(650)	$(1,631)	$(10,908)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

3

NanoVibronix, Inc. & ENvue Medical Holdings, Corp. (formerly ENvizion Holdings Corp., as Successor to ENvizion Medical LTD., formerly ENvizion Holdings Corp.) Pro Forma 2024 Financial Information

Condensed Consolidated Statements of Operations (Unaudited)

For the Year Ended December 31, 2023

(Amounts in thousands except share and per share data)

	NanoVibronix Inc.	ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments ENvue Medical Holdings, Corp. Predecessor	Pro Forma Adjustments NanoVibronix Inc.	Consolidated

Revenues	$2,283	$1,137	$-	$-	$3,420
Cost of revenues	746	1,692	-	-	2,438
Gross profit (loss)	1,537	(555)	-	-	982

Operating expenses:
Research and development	185	1,704	-	-	1,889
Selling and marketing	864	1,922	-	-	2,786
General and administrative	3,924	1,961	-	-	5,885

Total operating expenses	4,973	5,587	-	-	10,560

Loss from operations	(3,436)	(6,142)	-	-	(9,578)

Interest expense	(135)	-	-	-	(135)
Financial income (expense), net	(111)	1,121	-	-	1,010
Reorganization items, net	-	-	-	-	-

Loss before taxes on income	(3,682)	(5,021)	-	-	(8,703)

Income tax expense	(29)	(13)	-	-	(42)

Net loss	$(3,711)	$(5,034)	$-	$-	$(8,745)

Basic and diluted net loss available for holders of common stock	$(1.37)	$(1.86)	$-	$-	$(3.23)

Weighted average common shares outstanding:
Basic and diluted	2,712,836	2,712,836	-	-	2,712,836

Comprehensive loss:
Net loss available to common stockholders	$(3,711)	$(5,034)	$-	$-	$(8,745)
Change in foreign currency translation adjustments	(12)	-	-	-	(12)
Less income tax effect	4	-	-	-	4
Comprehensive loss available to common stockholders	$(3,719)	$(5,034)	$-	$-	$(8,753)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements

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Note 1 – Basis of presentation

The NanoVibronix Merger is accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. Based on an evaluation of the facts and circumstances, the Company was identified as the accounting acquirer at the time of close due to change of control not being given along nor majority voting rights. As the acquirer for accounting purposes, the Company has estimated the fair value of Predecessor ENvue’s assets acquired and liabilities assumed and conformed the accounting policies of Predecessor ENvue to its own policies. The unaudited pro forma condensed combined balance sheet as of September 30, 2024, is presented as if the Merger had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2023, and the nine months ended September 30, 2024, assumes that the Merger occurred on January 1, 2023, and combines the historical results of NanoVibronix and ENvue Medical Holdings, Corp.

Note 2 – Calculation of purchase consideration and preliminary purchase price allocation

The following table summarizes the fair value of purchase consideration that was transferred on the closing date of the Merger:

Value of the issuance of 1,735,155 shares of Common Stock and 57,720 shares of Series X Preferred Stock	$40,000,000
Total purchase consideration	$40,000,000

The Company has performed a preliminary valuation analysis of the fair market value of ENvue’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of September 30, 2024:

Cash	163
Receivables, inventory, prepaid expenses and other current assets	$688
Long-term assets	456
Intangible assets	1,145
Goodwill	39,440
Accounts payable and accrued expenses	(868)
Notes payable	(1,017)
Long term liabilities	(7)
Total consideration	$40,000

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed consolidated financial statements. The final purchase price allocation will be determined when NanoVibronix has completed all detailed valuations and necessary calculations, which are expected to be finalized within the next twelve months. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in identifiable net assets, (ii) changes in fair values of property, plant and equipment, and (iii) other changes to assets and liabilities. Intangible assets include the value on ENvue’s customer list and technology.

Note 3 – Pro forma adjustments

The pro forma adjustments are based on the NanoVibronix’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(A)	The issuance of the Debenture (as defined below) in the aggregate principal amount of $500,000.
(B)	The issuance of an aggregate of (i) 1,734,995 shares of common stock and (ii) shares of 57,720 Series X Preferred Stock for 100% ownership of ENvue.
(C)	Accruing transaction costs of the merger as of January 1, 2024 until September 30, 2024 of $650,000.
(D)	Accruing deemed dividends on the Series X convertible preferred as if issued on January 1, 2024.

Note 4 – Senior Convertible Debenture

On February 13, 2025, we entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with an institutional investor, pursuant to which we sold in a private placement senior convertible debenture (the “Debenture”) due the earlier of (i) the date that is the 30-day anniversary of the effective date of stockholder approval of the issuance of the shares of common stock upon the conversion of the debentures and (ii) November 13, 2025 (the date that is nine months following the date of issuance of the Debenture) (“Maturity Date”), having an aggregate principal amount of $500,000 (the “Debenture Transaction”). On the Maturity Date, we shall pay the holder in cash or, at the option of the holder, in the form of conversion shares, or a combination thereof, the entire outstanding principal amount of the Debenture, together with accrued and unpaid interest thereon, the applicable exit fee and any other amounts due thereunder. Following the receipt of stockholder approval, the Debenture is convertible, in whole or in part, into shares of our common stock, at the option of the holder, at the initial conversion price of $0.4446, which is subject to customary anti-dilution adjustments, and which such conversion price shall not be lower than the floor price of $0.08892. The Debenture bears interest at the rate of 8.0% per annum, payable on the Maturity Date. The closing of the Debenture Transaction occurred on February 14, 2025.

Note 5 – Series X Non-Voting Convertible Preferred Stock

In connection with the Merger Agreement, we issued (i) 1,734,995 shares of common stock (the “Merger Shares”), which such number of shares represented no more than 19.9% (the “Exchange Cap”) of the outstanding shares of common stock as of immediately before the First Effective Time and (ii) 57,720 shares of Series X Non-Voting Convertible Preferred Stock (the “Series X Preferred Stock”) in excess of the Exchange Cap to the holders of Predecessor ENvue in consideration for 100% of Predecessor ENvue. Each share of Series X Preferred Stock will be convertible into 1,000 shares of our common stock, subject to and contingent upon the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at a meeting of stockholders of Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of shares of our common stock to the stockholders of Predecessor ENvue upon conversion of any and all shares of Series X Preferred Stock in accordance with the terms of the Certificate of Designation for the Series X Non-Voting Convertible Preferred Stock. The terms of the Series X Preferred Stock are described below.

5

Conversion Rights

The conversion price for each share of Series X Preferred Stock shall be $0.6063. The conversion ratio (the “Conversion Ratio”) for each share of Series X Preferred Stock is determined by dividing the Stated Value (as defined in the Series X Certificate of Designations) of each share of Series X Preferred Stock, initially valued at $606.3756, divided by the conversion price which provides an implied Conversion Ratio of be 1,000 shares of common stock issuable upon the conversion of each share of Series X Preferred Stock (the “Conversion Shares”), subject to adjustment as provided in the Certificate of Designations of the Series X Non-Voting Convertible Preferred Stock (the “Series X Certificate of Designations”).

Effective as of 5:00 p.m. Eastern Time on the fourth (4th) business day after the Series X Stockholder Approval (as defined below), each share of Series X Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Conversion Ratio, subject to applicable beneficial ownership limitations. Subject the terms of the Series X Certificate of Designations, the Series X Preferred Stock is also convertible, at the option of the holder, at any time and from time to time following 5:00 p.m. Eastern Time on the third (3rd) business day after the date that the Series X Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Ratio, subject to the applicable beneficial ownership limitations.

Series X Stockholder Approval

Pursuant to the terms of the Merger Agreement, the issuance of shares of common stock to the stockholders upon conversion of any and all shares of the Series X Preferred Stock in accordance with the terms of the Series X Certificate of Designations is subject to and contingent upon the affirmative vote of a majority of the common stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Listing Rules, the issuance of such shares of common stock (the “Series X Stockholder Approval”).

Dividend Rights

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series X Preferred Stock, based on the Stated Value, at a rate of eight percent (8%) per annum, commencing on the three (3) month anniversary of the Original Issue Date (as defined in the Series X Certificate of Designations) until the date the Company obtains the Stockholder Approval. Such dividends can be paid in the form of cash or additional issuances of shares of Series X Preferred Stock based on the Stated Value, with such type of payment determined in the sole discretion of the Company, and accrue and be compounded daily on the basis of a 360-day year and twelve (12) 30-day months and shall be paid the earlier of: (i) promptly after conversion of the Series X Preferred Stock or (ii) quarterly starting on the six (6) month anniversary of the Original Issue Date. No other dividends shall be paid on shares of Series X Preferred Stock.

Voting Rights

Except as otherwise provided in the Series X Certificate of Designations, or as required by the DGCL, the Series X Preferred Stock shall have no voting rights. However, as long as any shares of Series X Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written approval, agreement or waiver of the holders of seventy percent (70%) of the then outstanding shares of the Series X Preferred Stock, among other things, (i) alter or change adversely the powers, preferences or rights given to the Series X Preferred Stock or alter or amend the Series X Certificate of Designations, (ii) issue further shares of Series X Preferred Stock in excess of 57,720 or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (iii) prior to the Stockholder Approval, consummate either: (A) any Fundamental Transaction (as defined therein) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company or such other entity immediately after such transaction, (iv) enter into any agreement with respect to any of the foregoing that is not expressly conditioned upon Stockholder Approval, (v) prior to the Stockholder Approval: (A) pay a stock dividend or otherwise make a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any shares of common stock issued by the Company upon the issuance of the Conversion Shares), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares of capital stock of the Company, (vi) grant, issue or sell any capital stock or rights to purchase stock, warrants, securities or other securities of the Company or (vii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets.

Rank; Liquidation.

Except to the extent that the requisite number of Series X Preferred Stock holders expressly consent to the creation of parity stock or senior preferred stock (as defined below), all shares of common stock and all shares of capital stock of the Company authorized or designated after the date of the designation of the Series X Preferred Stock shall be junior in rank to the Series X Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company Prior to the Stockholder Approval, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the greater of the following amounts: (a) twice the aggregate stated value of the Series X Preferred Stock; or (b) the amount the holder would be entitled to receive if the Series X Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, the holders will be entitled to the payment of all accrued and unpaid dividends on the Series X Preferred Stock and, in the event any of such dividends are payable in shares of common stock, the cash value of such shares of common stock upon Liquidation.

Cash Settlement

Prior to the Stockholder Approval, if the Company breaches any of its obligations or covenants as set forth in the Series X Certificate of Designation (including but not limited to failure to obtain the requisite approval of the Series X Preferred Stock holders prior to taking any of the actions described under “˗Voting Rights” above, then the Company shall, at the request of the requisite holders Series X Preferred Stock (the “Settlement Request”), pay, out of funds legally available therefor, and prior to any payment in satisfaction of any redemption rights of any other class or series of capital stock of the Company, an amount in cash equal to the stated value of the shares of Series X Preferred Stock held by each holder, with such payment to be made within two (2) Business Days from the date of Settlement Request, and upon payment in full of the stated value for such shares of Series X Preferred Stock, such shares shall be redeemed, retired and no longer be outstanding.

Note 6 - Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted earnings per share are computed similarly to basic earnings per share except that the denominator is increased to include potentially dilutive securities. The Company’s diluted loss per share is the same as the basic loss per share for the pro forma periods ending September 30, 2024 and December 31, 2023 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

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